                Exhibit 99.2
    PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:    Michael Metcalf, CFO
Powell Industries, Inc.
713-947-4422

Ken Dennard / Natalie Hairston
Dennard Lascar Investor Relations
713-529-6600

POWELL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND

HOUSTON — August 4, 2020 — Powell Industries, Inc. (NASDAQ: POWL), a leading supplier of custom engineered solutions for the management, control and distribution of electrical energy, today announced that its Board of Directors has declared a quarterly cash dividend on the Company’s common stock in the amount of $0.26 per share. The dividend is payable on September 16, 2020 to shareholders of record at the close of business on August 19, 2020.

Powell Industries, Inc., headquartered in Houston, designs, manufactures and services custom-engineered equipment and systems for the distribution, control and monitoring of electrical energy.  Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations and commuter railways.   For more information, please visit powellind.com.